Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                             TRIARC COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                       38-0471180
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                        Identification No.)
                            ____________________

                                 280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              ____________________

    REPLACEMENT STOCK OPTION AGREEMENT, DATED JULY 25, 2005, BETWEEN TRIARC
          COMPANIES, INC. AND THOMAS A. GARRETT RELATING TO OPTIONS TO
            PURCHASE 203,328 SHARES OF CLASS B COMMON STOCK, SERIES 1

    REPLACEMENT STOCK OPTION AGREEMENT, DATED JULY 25, 2005, BETWEEN TRIARC
          COMPANIES, INC. AND THOMAS A. GARRETT RELATING TO OPTIONS TO
            PURCHASE 334,331 SHARES OF CLASS B COMMON STOCK, SERIES 1

    REPLACEMENT STOCK OPTION AGREEMENT, DATED JULY 25, 2005, BETWEEN TRIARC
         COMPANIES, INC. AND MICHAEL I. LIPPERT RELATING TO OPTIONS TO
            PURCHASE 78,802 SHARES OF CLASS B COMMON STOCK, SERIES 1

    REPLACEMENT STOCK OPTION AGREEMENT, DATED JULY 25, 2005, BETWEEN TRIARC
           COMPANIES, INC. AND J. DAVID PIPES RELATING TO OPTIONS TO
            PURCHASE 157,605 SHARES OF CLASS B COMMON STOCK, SERIES 1

                           (Full titles of the plans)
                              ____________________

                                 BRIAN L. SCHORR
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             TRIARC COMPANIES, INC.
                                 280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
           Title of Each Class of               Amount to be      Proposed Maximum    Proposed Maximum     Amount of
         Securities to be Registered           Registered(1)     Offering Price Per  Aggregate Offering  Registration
                                                                        Share              Price              Fee
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock, Series 1, par value    203,328 shares(2)         $4.4897            $912,882          $107(6)
$.10 per share
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock, Series 1, par value    334,331 shares(3)         $7.5664           $2,529,682         $298(6)
$.10 per share
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock, Series 1, par value     78,802 shares(4)        $15.5857           $1,228,184         $145(6)
$.10 per share
---------------------------------------------------------------------------------------------------------------------
Class B Common Stock, Series 1, par value    157,605 shares(5)        $14.1848           $2,235,595         $263(6)
$.10 per share
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2) Represents 203,328 shares of Class B common stock, Series 1 reserved for issuance with an exercise price of $4.4897 pursuant to the Replacement Stock Option Agreement, dated July 25, 2005, between Triarc Companies, Inc. and Thomas A. Garrett. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the exercise price of the options.
(3) Represents 334,331 shares of Class B common stock, Series 1 reserved for issuance with an exercise price of $7.5664 pursuant to the Replacement Stock Option Agreement, dated July 25, 2005, between Triarc Companies, Inc. and Thomas A. Garrett. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the exercise price of the options.
===============================================================================

(4) Represents 78,802 shares of Class B common stock, Series 1 reserved for issuance with an exercise price of $15.5857 pursuant to the Replacement Stock Option Agreement, dated July 25, 2005, between Triarc Companies, Inc. and Michael I. Lippert. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the exercise price of the options.
(5) Represents 157,605 shares of Class B common stock, Series 1 reserved for issuance with an exercise price of $14.1848 pursuant to the Replacement Stock Option Agreement, dated July 25, 2005, between Triarc Companies,
     Inc. and J. David Pipes. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the exercise price of the options.
(6) One payment in the amount of $813 has been submitted concurrently with this filing in payment of the aggregate Registration Fee.

===============================================================================

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 relates to shares of Class B common stock, Series 1, par value $.10 per share (the "Class B Common Stock"), of Triarc Companies, Inc. (the "Company") that have been reserved for issuance pursuant to the Replacement Stock Option Agreements, dated July 25, 2005, between Triarc Companies, Inc. and Thomas A. Garrett, the Replacement Stock Option Agreement, dated July 25, 2005, between Triarc Companies, Inc. and Michael I. Lippert and the Replacement Stock Option Agreement, dated July 25, 2005, between Triarc Companies, Inc. and J. David Pipes.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to the optionees as specified by Rule 428(b)(1). Those documents and the documents incorporated by reference in this Registration
Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

         o Annual Report on Form 10-K for the fiscal year ended January 1, 2006, filed on April 3, 2006;

         o Quarterly Reports on Form 10-Q for the fiscal quarter ended April 2, 2006, filed on May 12, 2006, the fiscal quarter ended July 2, 2006, filed on August 11, 2006, and the fiscal quarter ended October 1, 2006, filed on November 13, 2006;

         o Current Reports on Form 8-K, filed on January 5, 2006, January 27, 2006 (with respect to Item 8.01 and the exhibit filed pursuant thereto only), February 3, 2006, February 6, 2006,
              February 9, 2006, February 13, 2006, March 20, 2006, April 5, 2006, April 17, 2006, May 2, 2006, May 11, 2006, June 7, 2006,
              August 11, 2006 (with respect to Item 8.01 and the exhibit filed pursuant thereto only), September 20, 2006 and October 19, 2006, October 25, 2006, November 13, 2006 (with respect to Item 8.01 and the exhibit filed pursuant thereto only), November 15, 2006, November 16, 2006 and December 15, 2006; and

         o The description of the Class B Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to
              Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on August 11, 2003, and any amendment or report filed for the purpose of updating any such description.

         In addition, all reports and documents filed (but not documents or portions of documents furnished) by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The certificate of incorporation of the Company, as amended to date (the "Triarc Charter"), provides indemnification to the extent not prohibited by Delaware law (including as such law may be amended in the future to be more favorable to directors and officers). Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation, such as a derivative action) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"). The Triarc Charter provides that its officers and directors, and any person serving in any capacity at the request of the Company for an Other Entity shall be entitled to such indemnification; however, the Board of Directors of the Company (the "Triarc Board") may specifically grant such indemnification to other persons in respect of service to the Company or an Other Entity. The Triarc Charter specifies that any director or officer of the Company serving in any capacity with a majority owned subsidiary or any employee benefit plan of the Company or of any majority owned subsidiary shall be deemed to be doing so at the request of the Company.

         Under Section 145 of the DGCL, depending on the nature of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person so indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a derivative action, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         Section 145 further provides that to the extent that a director or officer of a corporation is successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys'
fees) actually and reasonably incurred in connection therewith. However, if such director or officer is not successful in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, he or she shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard set forth above as determined by a majority of the disinterested directors, by independent legal counsel or by the stockholders.

         The Triarc Charter provides that expenses are to be advanced prior to the final disposition of a proceeding upon the receipt by the Company of an undertaking, as required by the DGCL, that the director or officer or other indemnified person will repay such advances if he or she is ultimately found not to be entitled to indemnification under the DGCL.

         The Triarc Charter permits a person entitled to indemnity to bring an action in court to obtain such indemnity and provides that, in any such action, the court will not be bound by a decision of the Triarc Board, independent counsel or stockholders that such person is not entitled to indemnification. Such person is also indemnified for any expenses incurred in connection with successfully establishing his or her right to indemnification in any such proceeding. The Triarc Charter expressly provides that the right to indemnification thereunder is a contract right and, therefore, cannot be retroactively eliminated by a later stockholder vote, and is not an exclusive right and, therefore, the Company may provide other indemnification, if appropriate.

         The Company also enters into indemnification agreements with its directors and officers indemnifying them against liability they may incur in their capacity as such. The indemnification agreements do not provide indemnification to the extent that the indemnitee is indemnified by the Company under the Triarc Charter, its bylaws, its directors' and officers' liability insurance, or otherwise. Additionally, the indemnification agreements do not provide indemnification (i) for the return by the indemnitee of any illegal remuneration paid to him or her; (ii) for any profits payable by the indemnitee to the Company pursuant to Section 16(b) of the Exchange Act; (iii) for any liability resulting from the indemnitee's fraudulent, dishonest or willful misconduct; (iv) for any amount the payment of which is not permitted by applicable law; (v) for any liability resulting from conduct producing unlawful personal benefit; or (vi) if a final court adjudication determines such indemnification is not lawful.

         Determinations as to whether an indemnitee is entitled to be paid under the indemnification agreements may be made by the majority vote of a quorum of disinterested directors, independent legal counsel selected by the Triarc Board, a majority of disinterested Company stockholders or by a final adjudication of a court of competent jurisdiction. In the event that the Company undergoes a "Change of Control" (as defined in the indemnification agreements) all such determinations shall be made by special independent counsel selected by the indemnitee and approved by the Company, which approval may not be unreasonably withheld. In certain circumstances, an indemnitee may require the Company to establish a trust fund to assure that funds will be available to pay any amounts which may be due such indemnitee under an indemnification agreement.

         As permitted by Section 102(b)(7) of the DGCL, the Triarc Charter includes a provision which eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability (i) for the breach of a director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of a dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived any improper personal benefit.

         Finally, the Triarc Charter authorizes the Company, as permitted by the DGCL, to purchase directors' and officers' liability insurance. The Company carries directors' and officers' liability insurance covering losses up to specified amounts.

         In addition, the by-laws of the Company, as amended to date (the "Triarc By-Laws"), also provides indemnification to its directors and officers to the extent not prohibited by Delaware law.

         The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL, the Triarc Charter, the Triarc By-Laws and the referenced indemnification agreements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

EXHIBITS
--------

5.1*     Opinion of Paul,  Weiss,  Rifkind,  Wharton & Garrison LLP, counsel to
         the  Company,   regarding  the  legality  of  the   securities   being
         registered.

23.1*    Consent of Deloitte & Touche LLP.

23.2*    Consent of BDO Seidman, LLP.

23.3*    Consent of Ernst & Young LLP.

23.4*    Consent of Paul, Weiss,  Rifkind,  Wharton & Garrison LLP (included in
         Exhibit 5.1).

24.1*    Power of Attorney (included on signature page).

---------------------
*        Filed herewith.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to  include  any  prospectus   required  by
                  Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that, paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c)      To   remove   from   registration   by  means  of  a
post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

                  (d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

                           (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                           (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                           (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                  (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                  (f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 21, 2006.

                                      TRIARC COMPANIES, INC.
                                      (Registrant)


                                      By:  /s/ Nelson Peltz
                                           ------------------------------------
                                           Nelson Peltz
                                           Chairman and Chief Executive
                                           Officer


                               POWER OF ATTORNEY

         The officers and directors of Triarc Companies, Inc. whose signatures appear below hereby constitute and appoint Nelson Peltz and Peter W. May and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, to sign and execute on behalf of the undersigned any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on December 21, 2006 by the following persons in the capacities indicated.



              SIGNATURE                                TITLES
              ---------                                ------

/s/ Nelson Peltz                            Chairman and Chief Executive
--------------------------------------      Officer and Director
           Nelson Peltz                     (Principal Executive Officer)

/s/ Peter W. May                            President and Chief Operating
--------------------------------------      Officer and Director
          Peter W. May                      (Principal Operating Officer)

/s/ Francis T. McCarron                     Executive Vice President and Chief
--------------------------------------      Financial Officer
        Francis T. McCarron                 (Principal Financial Officer)

/s/ Fred H. Schaefer                        Senior Vice President and Chief
--------------------------------------      Accounting Officer
         Fred H. Schaefer                   (Principal Accounting Officer)

/s/ Hugh L. Carey
--------------------------------------      Director
         Hugh L. Carey

/s/ Clive Chajet
--------------------------------------      Director
         Clive Chajet

/s/ Edward P. Garden
--------------------------------------      Vice Chairman and Director
        Edward P. Garden

/s/ Joseph A. Levato
--------------------------------------      Director
        Joseph A. Levato

/s/ Gregory H. Sachs
--------------------------------------      Director
        Gregory H. Sachs

/s/ David E. Schwab II
--------------------------------------      Director
        David E. Schwab II

/s/ Raymond S. Troubh
--------------------------------------      Director
         Raymond S. Troubh

/s/ Gerald Tsai, Jr.
--------------------------------------      Director
          Gerald Tsai, Jr.

/s/ Russell V. Umphenour Jr.
--------------------------------------      Director
       Russell V. Umphenour Jr.

/s/ Jack G. Wasserman
--------------------------------------      Director
          Jack G. Wasserman

                                INDEX TO EXHIBITS


EXHIBITS
--------

5.1*     Opinion of Paul,  Weiss,  Rifkind,  Wharton & Garrison LLP, counsel to
         the  Company,   regarding  the  legality  of  the   securities   being
         registered.

23.1*    Consent of Deloitte & Touche LLP.

23.2*    Consent of BDO Seidman, LLP.

23.3*    Consent of Ernst & Young LLP.

23.4*    Consent of Paul, Weiss,  Rifkind,  Wharton & Garrison LLP (included in
         Exhibit 5.1).

24.1*    Power of Attorney (included on signature page).

---------------------
*        Filed herewith.




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